As filed with the Securities and Exchange Commission on January 19, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STANDARD BIOTOOLS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0513190
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

SomaLogic, Inc. 2009 Equity Incentive Plan
SomaLogic, Inc. 2017 Equity Incentive Plan
SomaLogic, Inc. 2021 Omnibus Incentive Plan

Non-Statutory Stock Option Agreement, dated June 6, 2014

Non-Statutory Stock Option Agreement, dated November 19, 2018

Non-Statutory Stock Option Agreement, dated September 1, 2020

Non-Statutory Stock Option Agreement, dated August 6, 2021

Non-Statutory Stock Option Agreement, dated August 20, 2021

(Full title of the plans)

2 Tower Place, Suite 2000

South San Francisco, CA

(650) 266-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Egholm, Ph.D.

President and Chief Executive Officer

2 Tower Place, Suite 2000

South San Francisco, CA 94080

(650) 266-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William C. Hicks, Esq.

John T. Rudy, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

(617) 542-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 19, 2024

PRELIMINARY PROSPECTUS

Standard BioTools Inc.

10,837,152 SHARES OF COMMON STOCK
ISSUABLE UPON EXERCISE OF AWARDS
under the
SOMALOGIC, INC. 2009 EQUITY INCENTIVE PLAN
SOMALOGIC, INC. 2017 EQUITY INCENTIVE PLAN
SOMALOGIC, INC. 2021 OMNIBUS INCENTIVE PLAN
NON-STATUTORY STOCK OPTION AGREEMENT, DATED JUNE 6, 2014
NON-STATUTORY STOCK OPTION AGREEMENT, DATED NOVEMBER 19, 2018
NON-STATUTORY STOCK OPTION AGREEMENT, DATED SEPTEMBER 1, 2020
NON-STATUTORY STOCK OPTION AGREEMENT, DATED AUGUST 6, 2021
NON-STATUTORY STOCK OPTION AGREEMENT, DATED AUGUST 20, 2021

This prospectus is related to the 10,837,152 shares of common stock, $0.001 par value per share (the “Standard BioTools Common Stock” or “Common Stock”), of Standard BioTools Inc., a Delaware corporation (“Standard BioTools” or the “Company”), that may be issued upon the exercise of stock options granted under certain equity plans of SomaLogic, Inc., a Delaware corporation (“SomaLogic”), to former directors, employees and consultants of SomaLogic, as more fully described herein.

The exercise price of the shares of Standard BioTools Common Stock issuable upon the exercise of any stock option was determined at the time of grant of each stock option. A description of the relevant equity plans begins on page 5 of this prospectus.

The shares of Standard BioTools Common Stock are listed on The Nasdaq Global Select Market under the symbol “LAB.” On January 18, 2024, the last reported sale price of the Standard BioTools Common Stock on The Nasdaq Global Select Market was $2.29 per share.

Investing in these securities involves risks. You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. Please carefully read the information under the headings “Risk Factors” beginning on page 3 of this prospectus and “Item 1A – Risk Factors” of our most recent report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q, that are incorporated by reference in this prospectus before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”).

On January 5, 2024 (the “Effective Time”), pursuant to the Agreement and Plan of Merger, dated October 4, 2023 (the “Merger Agreement”), by and among the Company, SomaLogic, and Martis Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), Merger Sub merged with and into SomaLogic, with SomaLogic becoming a wholly owned subsidiary of the Company (the “Merger”). References in this prospectus to “we,” “us,” “our” or “Standard BioTools” are references to the Company and its consolidated subsidiaries, including SomaLogic, unless the context otherwise requires.

Pursuant to the Merger Agreement, at the Effective Time of the Merger, Standard BioTools assumed the SomaLogic 2009 Equity Incentive Plan (the “2009 Plan”), the SomaLogic 2017 Equity Incentive Plan (the “2017 Plan”) and the SomaLogic 2021 Omnibus Incentive Plan (the “2021 Plan,” and each, a “SomaLogic Plan,” and collectively, the “SomaLogic Plans”) and each stock option under the SomaLogic Plans or granted outside of the SomaLogic Plans, whether or not issued under a SomaLogic Plan, to the extent then outstanding and unexercised (each, a “SomaLogic Stock Option”). Standard BioTools does not plan to issue new awards under any of the SomaLogic Plans. Each SomaLogic Stock Option assumed by the Company was converted into a stock option to acquire shares of Standard BioTools Common Stock. As of the Effective Time, the number of shares of Standard BioTools Common Stock underlying each such assumed SomaLogic Stock Option was equal to the product of (i) the number of shares of SomaLogic common stock underlying the applicable SomaLogic Stock Option immediately prior to the Effective Time multiplied by (ii) 1.11 (the “Exchange Ratio”), with the resulting number of shares of Standard BioTools Common Stock rounded down to next the nearest whole share, and the exercise price per share of each such assumed SomaLogic Stock Option equal to (a) the per share exercise price applicable to such SomaLogic Stock Option immediately prior to the Effective Time divided by (b) the Exchange Ratio, with the resulting exercise price per share rounded up to the next nearest whole cent. Except as noted above, each assumed and converted SomaLogic Stock Option will continue to be governed by substantially the same terms and conditions as were applicable to such SomaLogic Stock Option immediately prior to the Effective Time.

A number of SomaLogic Stock Options issued prior to the Merger to individuals who were eligible participants of the SomaLogic Plans at the time of grant but who were no longer employed by, or no longer provided service to, SomaLogic at the Effective Time remained outstanding as of the Effective Time and were so assumed and converted by the Company (the “Former Service Provider Awards”). Along with other outstanding awards, the Former Service Provider Awards continue to be governed by the terms of the applicable SomaLogic Plan and the specific terms and conditions under which such awards were granted, except for modifications to the number of shares and exercise price for the assumed awards as a result of application of the Exchange Ratio conversion formula discussed above. This registration statement registers the Standard BioTools Common Stock to be issued upon the exercise of stock options covered by the Former Service Provider Awards so assumed by the Company.

This prospectus provides you with a general description of the relevant information with respect to Former Service Provider Awards issued under the SomaLogic Plans. Statements contained herein concerning the provisions of certain documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

You should read this prospectus, any prospectus supplement to this prospectus, any documents that we incorporated by reference in this prospectus and any prospectus supplement and the additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference in this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

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PROSPECTUS SUMMARY

Company Overview

Standard BioTools is driven by a bold purpose — unleashing tools to accelerate breakthroughs in human health. Standard BioTools has an established portfolio of essential, standardized next-generation high resolution technologies that assist biomedical researchers to develop medicines faster and better. Standard BioTools’ tools are designed to provide reliable and repeatable insights in health and disease using its proprietary mass cytometry and microfluidics technologies, which are useful in proteomics and genomics that help transform scientific discoveries into better patient outcomes. Standard BioTools works with leading academic, government, pharmaceutical, biotechnology, plant and animal research, and clinical laboratories worldwide, focusing on the most pressing needs in translational and clinical research, including oncology, immunology, and immunotherapy.

Background on the Merger

On October 4, 2023, Standard BioTools entered into the Merger Agreement with SomaLogic and Merger Sub, pursuant to which, at the Effective Time, among other matters, Merger Sub merged with and into SomaLogic, with SomaLogic surviving as a wholly owned subsidiary of Standard BioTools. Upon the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, each share of common stock, par value $0.0001 per share (“SomaLogic Stock”), converted into the right to receive 1.11 shares of Standard BioTools Common Stock, pursuant to the Exchange Ratio. At the Effective Time, SomaLogic’s common stockholders owned approximately 57%, and Standard BioTools’ common stockholders owned approximately 43%, of the outstanding shares of common stock of the combined company on a fully diluted basis.

In addition, as of the Effective Time, Standard BioTools assumed the SomaLogic Plans and outstanding SomaLogic Stock Options and restricted stock units convertible into shares of SomaLogic Stock (“SomaLogic RSUs” and together with the SomaLogic Stock Options, the “Equity Awards”), whether vested or unvested. Each such Equity Award so assumed by the Company continued to have, and be subject to, the same terms and conditions applicable to such Equity Award immediately prior to the Effective Time, except that (A) such SomaLogic Stock Option is now exercisable for that number of shares of Standard BioTools Common Stock equal to the number of shares of SomaLogic Stock subject to such SomaLogic Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded down to the next nearest share of Standard BioTools Common Stock, (B) the exercise price per share is now the exercise price per share in effect for that SomaLogic Stock Option immediately prior to the Effective Time divided by the Exchange Ratio and rounded up to the next nearest cent and (C) such SomaLogic RSU vested for that number of shares of Standard BioTools Common Stock equal to the number of shares of SomaLogic Stock subject to such SomaLogic RSU immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded to the next nearest share of Standard BioTools Common Stock. In addition, as of the Effective Time, each SomaLogic warrant, each exercisable for one share of SomaLogic Stock, was treated in accordance with its terms and each warrant will convert into the right to receive, upon exercise of such Warrant, the number of shares of Standard BioTools Common Stock equal to multiplying the number of shares of common stock of SomaLogic subject to such warrant by the Exchange Ratio.

Corporate History and Information

We were incorporated in California in May 1999 as “Mycometrix Corporation”, changed our name to “Fluidigm Corporation” in April 2001, reincorporated in Delaware in July 2007, and subsequently changed our name to “Standard BioTools Inc.” in April 2022.

Our principal executive offices are located at 2 Tower Place, South San Francisco, California 94080. Our telephone number is (650) 266-6000.

We make available on our website, free of charge, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our SEC reports can be accessed through the investor relations page of our website. The SEC also maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Stock Exchange Listing

The Standard BioTools Common Stock is listed on the Nasdaq Global Select Market under the symbol “LAB.”

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before you invest in our securities you should carefully consider those risk factors described under, but not limited to, the heading “Risk Factors” in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), which are incorporated by reference herein, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. In that case, the value of our securities could decline, and you could lose part or all of your investment.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Forward-looking statements include, but are not necessarily limited to, those relating to: the anticipated benefits of the Merger, the future financial performance of the combined company, information concerning our possible or assumed future cash flow, revenue, sources of revenue and results of operations, cost of product revenue and product margin, operating and other income and expenses, unit sales and the selling prices of our products, business strategies, financing plans, expansion of our business, competitive position, industry environment, potential growth opportunities, market growth expectations, and the effects of competition and public health crises on our business, the global supply chain, and our customers, suppliers, and other business partners. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections captioned “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

This prospectus and the documents incorporated by reference in this prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections.

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DESCRIPTION OF THE PLANS

SomaLogic, Inc. 2009 Equity Incentive Plan

SomaLogic, Inc. 2017 Equity Incentive Plan

SomaLogic, Inc. 2021 Omnibus Incentive Plan

Non-Statutory Stock Option Agreement, dated June 6, 2014

Non-Statutory Stock Option Agreement, dated November 19, 2018

Non-Statutory Stock Option Agreement, dated September 1, 2020

Non-Statutory Stock Option Agreement, dated August 6, 2021

Non-Statutory Stock Option Agreement, dated August 20, 2021

General Plan Information

The Company assumed and adopted each of the SomaLogic Plans, the Non-Statutory Stock Option Agreement, dated June 6, 2014 (the “2009 Plan Stand-Alone Award”), and each of the Non-Statutory Stock Option Agreement, dated November 19, 2018, the Non-Statutory Stock Option Agreement, dated September 1, 2020, the Non-Statutory Stock Option Agreement, dated August 6, 2021 and the Non-Statutory Stock Option Agreement, dated August 20, 2021 (the “Non-Plan Awards” and together with the SomaLogic Plans, the “Plans”). Each of the SomaLogic Stock Options issued under the Plans and assumed by the Company was converted into a stock option to acquire shares of Standard BioTools Common Stock. Standard BioTools does not plan to issue new awards under any of the Plans. Accordingly, only certain provisions of the Plans continue to be relevant to the remaining Former Service Provider Awards, as described below.

Administration

The Plans are administered by the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors (the “Board”).

General Rules of Awards

Awards under the Plans are evidenced by an agreement. Any Awards as to which the applicable vesting or payment conditions have not been satisfied will be forfeited.

Transferability

Awards granted pursuant to the Plans are generally nontransferable except by will or the laws of descent and distribution. The 2017 Plan and 2021 Plan also explicitly provide that no person has or may create a lien on any Awards under the Plan. Awards are exercisable (i) during the participant’s lifetime only by the participant or (ii) in the event of the participant’s death by the legal representative of the participant’s estate.

Option Exercises and Term

The number of shares and exercise price for the Former Service Provider Awards has been modified from that stated in the individual award agreements by the application of the Exchange Ratio conversion formula discussed above.

Except as provided below under the heading “Recapitalizations and Reorganizations,” with respect to options granted under the 2009 Plan, 2009 Plan Stand-Alone Award or 2017 Plan, the exercise price per share of an option may not be reduced after the date of grant and an option cannot be cancelled or surrendered in exchange for an option with a lower exercise price per share or in exchange for cash or other consideration. Notwithstanding the foregoing, the 2021 Plan expressly provides that the exercise price per share of an option may be reduced after the date of grant and/or an option to be cancelled or surrendered in exchange for an option with a lower exercise price per share or in exchange for cash or other consideration, in either case, subject to the terms and conditions and within the limitations of the 2021 Plan.

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The 2021 Plan provides that the Compensation Committee may permit an option exercise price to be paid (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange, and the Compensation Committee authorizes, through a procedure whereby the participant delivers irrevocable instructions to a broker reasonably acceptable to the Compensation Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Compensation Committee (including, without limitation, having the Company withhold shares of Common Stock issuable upon exercise of the option, or by payment in full or in part in the form of Common Stock owned by the participant, based on the fair market value of the Common Stock on the payment date as determined by the Compensation Committee).

The 2017 Plan provides that the Compensation Committee may permit an option exercise price to be paid (i) in cash or by check, bank draft or money order payable to the Company; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Common Stock subject to the option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds; (iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock; or (iv) if an option is a nonstatutory stock option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a fair market value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.

The 2009 Plan and 2009 Plan Stand-Alone Award provide that the Compensation Committee may permit an option exercise price to be paid (i) in cash or (ii) in such other manner as the Compensation Committee may permit, including by (A) withholding shares of Common Stock otherwise issuable to the participant upon exercise of the option, (B) delivery to the Company of shares of Common Stock (by actual delivery or attestation) already owned by the participant, (C) delivery of a promissory note made payable by the participant to the Company containing such terms and conditions as may be specified by the Compensation Committee, or a combination thereof, unless otherwise provided in the Award agreement. Any promissory note the Compensation Committee may agree to accept as payment of the exercise price of an option will be secured by the shares of Common Stock subject to the option and such other collateral as the Compensation Committee may deem acceptable.

The Non-Plan Awards provide that the option exercise price be paid (i) in cash or by check, bank draft or money order payable to the Company; (ii) by delivery to the Company of shares of Common Stock (by actual delivery or attestation) already owned by the participant; or (iii) by withholding shares of Common Stock otherwise issuable to the participant upon exercise of the option, subject to discretion by the Compensation Committee.

The term of an option may not exceed ten years from the date of grant.

Treatment of Awards upon Termination of Employment

The terms of particular Awards may provide that they terminate, among other reasons, upon the holder’s termination of employment or other status with respect to the Company (with or without cause), upon a specified date, upon the holder’s death or disability, or upon the occurrence of a change in control of the Company. Awards may also include exercise, conversion or settlement rights for a holder’s estate or personal representative in the event of the holder’s death or disability. Nothing in the Plan or in any Award confers upon any participant the right to continue as an employee, officer, director or consultant of the Company or any of its affiliates or affects the right of the Company or any of its affiliates to terminate the participant’s employment or services at any time.

Recapitalizations and Reorganizations

The Plans provide that in the event of a nonreciprocal transaction between the Company and the holders of Common Stock that changes the value per share of Common Stock, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through a large, non-recurring dividend, the number of shares subject the Plans, the number of shares subject to each outstanding Award, and the exercise or threshold price of the shares underlying outstanding Awards will be proportionately adjusted. The Compensation Committee may choose one or more permitted approaches with respect to outstanding Awards in the event of a “change in control”. The grant of any Award pursuant to the Plan does not affect in any way the Company’s right or power to make adjustments, reclassifications, reorganizations or changes to its capital or business structure, or to merge, consolidate, issue debt or equity securities having preferences or priorities over Common Stock, dissolve, liquidate, sell or transfer all or any part of its business or assets, or to undertake any other corporate act or proceeding.

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Under the 2021 Plan, in the event of a “change in control”, the Compensation Committee may elect to treat Awards in accordance with one or more of the following methods:

•	Awards, whether or not then vested, may be continued, assumed, or have new rights substituted therefor, as determined by the Committee in a manner consistent with the requirements of applicable law, and any restrictions to which such Awards were subject will not lapse.

•	Awards may be cancelled in exchange for payment by the Company or an affiliate of an amount of cash equal to the excess (if any) of the highest price per share of Common Stock paid in relation to the “change in control” multiplied by the number of shares of Common Stock covered by such Awards, over the aggregate exercise price of such Awards. For clarity, if there is no excess, Awards may be cancelled without any payment therefor.

•	All outstanding and unexercised Awards that provide for a participant elected exercise may be terminated effective as of the date of the “change in control”, by delivering notice of such termination to each participant at least twenty (20) days prior to the date of consummation of the “change in control”, and allowing each such participant to exercise in full all of such participant’s Awards that are then outstanding, contingent on the occurrence of the “change in control”.

•	The Compensation Committee may elect to accelerate vesting or cause a lapse of restrictions with respect to any Award.

Unless otherwise provided in an Award agreement, a “change in control” is generally deemed to occur under the 2021 Plan if:

•	any “person” (as limited in the 2021 Plan) becomes the beneficial owner of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

•	during any two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than certain directors identified in the 2021 Plan) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the applicable directors, cease to constitute at least a majority of the Board;

•	a merger or consolidation of the Company with any other corporation is consummated; provided, however that neither a merger or consolidation (i) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation nor (ii) effected to implement a recapitalization of the Company (or similar transaction) in which no person (as limited in the 2021 Plan) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall constitute a change in control; or

•	a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets; provided, however that the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale shall not constitute a change in control.

Under the 2017 Plan, in the event of a “change in control”, the Compensation Committee may elect to treat Awards in accordance with one or more of the following methods:

•	Awards may be assumed by the surviving or acquiring entity or substituted with a similar award.

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•	With respect to any reacquisition or repurchase rights held by the Company with respect to Common Stock issued pursuant to the Award, the Compensation Committee may either arrange for the assignment thereof to the surviving or acquiring entity or the lapse, in whole or in part, thereof.

•	Vesting, in whole or in part, and exercisability may be accelerated to a date prior to the effective time of the “change in control”, with such Award terminating if not exercised (if applicable) at or prior to the effective time of the “change in control”.

•	Awards may be cancelled, to the extent not vested or not exercised prior to the effective time of the “change in control”, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate.

•	Payment may be made, in such form as may be determined by the Board equal to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of the Award immediately prior to the effective time of the “change in control”, over (ii) any exercise price payable by the participant in connection with such exercise.

Unless otherwise provided in an Award agreement, a “change in control” is generally deemed to occur under the 2017 Plan if in a single transaction or in a series of related transactions, of any one or more of the following events occurs, with certain exceptions set forth in the 2017 Plan:

•	any “exchange act person” (as defined in the 2017 Plan) becomes the “owner” (as defined in the 2017 Plan), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction;

•	there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, either (i) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (ii) more than 50% of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such transaction;

•	there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

•	individuals who, on the date the 2017 Plan is adopted by the Board, are members of the Board cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Board on the date the 2017 Plan is adopted by the Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Board on the date the 2017 Plan is adopted by the Board.

Under the 2009 Plan and the 2009 Plan Stand-Alone Award, in the event of a “change in control”, the Compensation Committee may elect to treat Awards in accordance with one or more of the following methods:

•	Awards may be continued, assumed or replaced in whole or in part; provided, however, that if Awards are continued, assumed or replaced and the participant’s service is involuntarily terminated without “cause” (as defined in the 2009 Plan), outstanding Awards shall vest in full, and if applicable, become immediately exercisable and remain exercisable for one year following such termination.

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•	Awards may become vested and exercisable for such period of time prior to the effective time of the “change in control” as is deemed fair and equitable by the Compensation Committee, and shall terminate at the effective time of the “change in control pursuant to notice of the same and subject to consummation of the “change in control”.

•	Awards may be required to be surrendered at or immediately prior to the effective time of the “change in control” in exchange for payment of an amount equal to the difference, if any, between (i) the fair market value (as determined in good faith by the Compensation Committee) of the consideration that would otherwise be received in the “change in control” for the number of shares of Common Stock subject to the Award, and (ii) the aggregate exercise price (if any) for the Common Stock subject to such Award.

Unless otherwise provided in an Award agreement, a “change in control” is deemed to occur under the 2009 Plan and the 2009 Plan Stand-Alone Award if:

•	any “person” (as limited in the 2009 Plan) becomes the beneficial owner of equity securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors (“voting securities”), except that (i) any acquisition of Company equity securities by a person directly from the Company for the purpose of providing financing to the Company, any formation of a group for the purpose of acquiring, holding, or disposing of securities of the Company consisting solely of beneficial owners of the Company’s voting securities as of the effective date of the 2009 Plan, or any repurchase or other acquisition by the Company of its equity securities that causes any person to become the beneficial owner of more than 50% of the Company’s voting securities, will not be considered a change in control unless and until, in either case, such Person acquires beneficial ownership of additional Company voting securities after the person initially became the beneficial owner of more than 50% of the Company’s voting securities by one of the means described in this clause (i); and (ii) a change in control will occur if a person becomes the beneficial owner of more than 50% of the Company’s voting securities as the result of a (1) sale or other disposition of all or substantially all of the assets of the Company or (2) merger, consolidation, share exchange, or similar transaction involving the Company, regardless of whether the Company is the surviving corporation (either, a “Corporate Transaction”) only if the Corporate Transaction is itself a change in control;

•	individuals who (i) are, as of the effective date of the 2009 Plan, directors of the Company, (ii) who are elected as directors of the Company subsequent to the effective date of the 2009 Plan pursuant to a nomination or board representation right of preferred stockholders of the Company, or (iii) become directors of the Company after the effective date of the 2009 Plan and whose initial election, or nomination for election by the Company’s stockholders, was approved by at least a majority of the applicable directors cease for any reason to constitute a majority of the members of the Board; or

•	the consummation of a Corporate Transaction unless, immediately following such Corporate Transaction, all or substantially all of the persons who were the beneficial owners of Company voting securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities (or comparable equity interests) of the surviving or acquiring entity (or its parent company) resulting from such Corporate Transaction in substantially the same proportions as their ownership of Company voting securities immediately prior to such Corporate Transaction.

Under the Non-Plan Awards, in the event of a “change in control” that is also a “Corporate Transaction,” the Compensation Committee may elect to treat Awards in accordance with one or more of the following methods:

•	Awards may be continued, assumed or replaced in whole or in part;

•	If and to the extent that the Award is not continued, assumed or replaced in connection with a Corporate Transaction, then the Award shall become fully exercisable for such period of time prior to the effective time of the Corporate Transaction as is deemed fair and equitable by the Compensation Committee, and shall terminate at the effective time of the Corporate Transaction subject to consummation of Corporate Transaction.

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•	Awards may be required to be surrendered at or immediately prior to the effective time of the Corporate Transaction in exchange for payment of an amount equal to the difference, if any, between (i) the fair market value (as determined in good faith by the Compensation Committee) of the consideration that would otherwise be received in the Corporate Transaction for the number of shares of Common Stock subject to the Award, and (ii) the aggregate exercise price (if any) for the Common Stock subject to such Award.

Unless otherwise provided in an Award agreement, a “change in control” is deemed to occur under the Non-Plan Awards if:

•	any “person” (as limited in the Award) becomes the beneficial owner of equity securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors (“voting securities”), except that (i) any acquisition of Company equity securities by a person directly from the Company for the purpose of providing financing to the Company, any formation of a group for the purpose of acquiring, holding, or disposing of securities of the Company consisting solely of beneficial owners of the Company’s voting securities as of the effective date of the Award, or any repurchase or other acquisition by the Company of its equity securities that causes any person to become the beneficial owner of more than 50% of the Company’s voting securities, will not be considered a change in control unless and until, in either case, such Person acquires beneficial ownership of additional Company voting securities after the person initially became the beneficial owner of more than 50% of the Company’s voting securities by one of the means described in this clause (i); and (ii) a change in control will occur if a person becomes the beneficial owner of more than 50% of the Company’s voting securities as the result of a (1) sale or other disposition of all or substantially all of the assets of the Company or (2) merger, consolidation, share exchange, or similar transaction involving the Company, regardless of whether the Company is the surviving corporation (either, a “Corporate Transaction”) only if the Corporate Transaction is itself a change in control;

•	individuals who (i) are, as of the effective date of the Award, directors of the Company, (ii) who are elected as directors of the Company subsequent to the effective date of the Award pursuant to a nomination or board representation right of preferred stockholders of the Company, or (iii) become directors of the Company after the effective date of the Award and whose initial election, or nomination for election by the Company’s stockholders, was approved by at least a majority of the applicable directors cease for any reason to constitute a majority of the members of the Board; or

•	the consummation of a Corporate Transaction unless, immediately following such Corporate Transaction, all or substantially all of the persons who were the beneficial owners of Company voting securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities (or comparable equity interests) of the surviving or acquiring entity (or its parent company) resulting from such Corporate Transaction in substantially the same proportions as their ownership of Company voting securities immediately prior to such Corporate Transaction.

Additional Information

Requests for additional information regarding the Plans and its administration should be directed to Standard BioTools, Inc., 2 Tower Place, Suite 2000, South San Francisco, CA 94080, telephone (650) 266-6000.

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U.S. FEDERAL INCOME TAX INFORMATION

The following discussion outlines generally the federal income tax consequences of participation in the Plans and should not be construed as legal, tax, or investment advice. The federal income tax law and regulations are frequently amended, and individual circumstances may vary these results. Although the Company may endeavor to structure an Award under the Plans to receive favorable U.S. or foreign tax treatment or to avoid adverse tax treatment (e.g., under Code Section 409A), the Company makes no representation or covenant to that effect, makes no representation or covenant that such tax treatment will apply and expressly disavows any covenant to maintain favorable tax treatment or avoid unfavorable tax treatment. All participants should consult their own tax counsel for advice regarding the specific tax consequences applicable to them, including federal, state and local tax laws.

Non-Qualified Stock Options

A participant will not recognize income upon the grant of a non-qualified stock option. At the time the participant exercises a non-qualified stock option or portion thereof, the participant will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date the non-qualified stock option is exercised over the price paid for the Common Stock, and the Company will then be entitled to a corresponding deduction.

Depending upon the period the shares of Common Stock are held by a participant after exercise, the sale or other taxable disposition of shares acquired through the exercise of a non-qualified stock option generally will result in a short-term or long-term capital gain or loss equal to the difference between the amount realized on the disposition and the fair market value of the shares when the non-qualified stock option was exercised.

Code Section 409A Considerations

The income tax treatment described above in this “Federal Income Tax Consequences” section is correct if the agreements governing the applicable Award, and the manner in which the Award is operated, are compliant with or exempt from Code Section 409A. While the Company intends all Awards under the Plans to comply with or be exempt from Code Section 409A, it can not guarantee that. If the Award is not exempt from Code Section 409A and Code Section 409A is not complied with, the participant will face tax consequences different from those described above. In that case, the participant will recognize compensation taxable as ordinary income as soon as the compensation is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A, and the tax will be increased by 20% plus an interest component.

Code Section 162(m) Considerations

Code Section 162(m) provides that no deduction will be allowed for applicable employee remuneration with respect to a “covered employee” (i.e., the chief executive officer, the chief financial officer or an executive officer who is one of the three highest paid officers of the Company other than the chief executive officer and the chief financial officer) to the extent such remuneration exceeds $1,000,000. Code Section 162(m) provides an exception from the deduction limit for compensation payable solely on account of the attainment of one or more performance goals, subject to certain requirements, for remuneration pursuant to a binding written contract that was in effect on November 2, 2017 or as to which transition relief from the changes made to Code Section 162(m) by the Tax Cuts and Jobs Act of 2017 is otherwise available.

Code Section 280G and Code Section 4999 Considerations

Under Code Sections 280G and 4999, the Company may not deduct any “excess parachute payments” to certain individuals (including certain corporate officers), and such individuals must pay a 20% excise tax on any “excess parachute payment.” An individual’s “parachute payments” which exceed his or her average annual compensation for the five years preceding the year in which a change in control occurs will generally be treated as “excess parachute payments” if the present value of such payments equals or exceeds three times the individual’s average annual compensation for the five years preceding the year in which a change in control occurs. A payment generally may be considered a “parachute payment” if it is contingent on a change in control of the Company and may include payments attributable to acceleration of Awards upon a change in control.

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Tax Withholding

To the extent necessary or required by law, all payments made pursuant to the Plans will be subject to income and other tax withholding. The Company has the right to require the participant to remit the required tax withholding as a condition to payment of an Award. Tax withholding will be handled in the manner specified in the applicable Award agreement, which may, if so provided, include paying the tax withholding by reducing the number of shares of Common Stock the participant will receive by a number of shares with a fair market value equal to the required tax withholding.

ERISA

The Plan is not subject to the Employee Retirement Income Security Act of 1974, nor is it qualified under Code Section 401(a).

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USE OF PROCEEDS

We will receive the exercise price of certain stock-based awards under the SomaLogic Plans if and when such SomaLogic Stock Options are exercised for cash. We will not receive any proceeds if the SomaLogic Stock Options are exercised on a cashless basis. We currently have no specific plans for the use of the net proceeds received upon exercise of such SomaLogic Stock Options. We anticipate that we will use the net proceeds received by us for general corporate purposes.

PLAN OF DISTRIBUTION

We are registering 10,837,152 shares of Standard BioTools Common Stock issuable upon the exercise of the SomaLogic Stock Options held by former directors, employees and consultants of SomaLogic who are not, and have not been, employees of the Company. The shares of Standard BioTools Common Stock offered by this prospectus are listed on The Nasdaq Global Select Market. We do not plan to issue new awards under the SomaLogic Plans. The terms of the SomaLogic Plans and Merger Agreement permit us to issue shares of our Standard BioTools Common Stock (or, in certain cases, the cash equivalent thereof) in connection with the exercise of the SomaLogic Options.

LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts, will pass upon the validity of the Standard BioTools Common Stock offered by this prospectus on behalf of Standard BioTools Inc.

EXPERTS

The financial statements of Standard BioTools Inc. and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Standard BioTools’ Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of SomaLogic appearing in SomaLogic’s Annual Report (Form 10-K) for the year ended December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.standardbio.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referenced this way is considered to be a part of this prospectus and any such information filed by us with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this prospectus. We incorporate by reference into this prospectus and any accompanying prospectus supplement the following documents that we have already filed with the SEC except that any information which is furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including financial statements or exhibits relating thereto furnished pursuant to Item 9.01) and not filed shall not be deemed incorporated by referenced herein:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 14, 2023;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on May 9, 2023, August 8, 2023 and November 7, 2023, respectively;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2023 (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022);

•	our Current Reports on Form 8-K, filed with the SEC on March 13, 2023, March 16, 2023, May 3, 2023, May 15, 2023, June 16, 2023, July 28, 2023, October 4, 2023, November 21, 2023, December 4, 2023, December 19, 2023, December 26, 2023, December 29, 2023, and January 5, 2024 (as amended on January 19, 2024); and

•	the description of the Standard BioTools Common Stock contained in the Registration Statement on Form 8-A relating thereto, filed with the SEC on February 7, 2011, including any amendment or report filed for the purpose of updating such description.

The SEC file number for each of the documents listed above is 001-34180.

In addition, all reports and other documents filed by us pursuant to Section 13(d), 13(c), 14 or 15(d) of the Exchange Act after the date of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting:

Standard BioTools Inc.
2 Tower Place, Ste 2000
South San Francisco, California 94080
Attn: Investor Relations
(650) 266-6000

You may also access these documents on our website, http://www.standardbio.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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Standard BioTools Inc.

10,837,152 SHARES OF COMMON STOCK
ISSUABLE UPON EXERCISE OF AWARDS
under the
SOMALOGIC, INC. 2009 EQUITY INCENTIVE PLAN
SOMALOGIC, INC. 2017 EQUITY INCENTIVE PLAN
SOMALOGIC, INC. 2021 OMNIBUS INCENTIVE PLAN
NON-STATUTORY STOCK OPTION AGREEMENT, DATED JUNE 6, 2014
NON-STATUTORY STOCK OPTION AGREEMENT, DATED NOVEMBER 19, 2018
NON-STATUTORY STOCK OPTION AGREEMENT, DATED SEPTEMBER 1, 2020
NON-STATUTORY STOCK OPTION AGREEMENT, DATED AUGUST 6, 2021
NON-STATUTORY STOCK OPTION AGREEMENT, DATED AUGUST 20, 2021

PROSPECTUS

                 , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth estimated expenses in connection with the issuance and distribution of the securities being registered:

Amount to be Paid
SEC registration fee		$8,979.29
Printing and engraving expenses		*
Accounting fees and expenses		*
Legal fees and expenses		*
Total	$	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”), permits a corporation to indemnify its directors and officers against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties. The directors or officers must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, an action only by or in the right of the corporation, indemnification may be made only for expenses, including attorney’s fees, actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. The Standard BioTools Charter provides that the registrant may indemnify its directors, officers, employees or agents to the fullest extent permitted by applicable law and the Standard BioTools ByLaws provide that the registrant shall indemnify its directors and officers to the fullest extent permitted by applicable law.

Section 102(b)(7) of the DGCL permits a corporation to provide in its charter that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability of (1) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (2) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) a director for payments of unlawful dividends or unlawful stock purchases or redemptions, (4) a director or officer for any transaction from which the director or officer derived an improper personal benefit, or (5) an officer in any action by or in the right of the corporation. The Standard BioTools Charter provides for such limitation of liability with respect to directors of the corporation.

Standard BioTools has entered into indemnification agreements with its officers, directors and certain other employees. With certain exceptions, these agreements provide for indemnification for related expenses including, among others, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding.

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The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, the Standard BioTools Charter, the Standard BioTools Bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise.

Standard BioTools maintains standard policies of insurance that provide coverage (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to Standard BioTools with respect to indemnification payments that it may make to such directors and officers.

Item 16.	Exhibits

The exhibits to this registration statement are listed in the Exhibit Index immediately prior the signature page hereto, which Exhibit Index is hereby incorporated by reference into this Item 16 by reference.

Item 17.	Undertakings

(a)            The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

II-2

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit No.	Description	Filed Herewith	Form	File No.	Incorporated by Reference From Exhibit Number	Date Filed
2.1†	Agreement and Plan of Merger, dated as of October 4, 2023, by and among Standard BioTools Inc., SomaLogic, Inc. and Martis Merger Sub Inc.		8-K	001-34180	2.1	10/4/2023
3.1	Eighth Amended and Restated Certificate of Incorporation.		10-K	001-34180	3.1	3/28/2011
3.2	Amended and Restated Bylaws.		S-8	333-264086	4.8	4/1/2022
3.3	Certificate of Amendment to Eighth Amended and Restated Certificate of Incorporation, filed April 1, 2022.		S-8	333-264086	4.3	4/1/2022
3.4	Second Certificate of Amendment to the Eighth Amended and Restated Certificate of Incorporation filed on January 4, 2024.		8-K	001-34180	3.1	1/5/2024
4.1	Specimen Common Stock Certificate of the Registrant.		S-8	333-264086	4.1	4/1/2022
4.2	Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock.		8-K	001-34180	3.1	11/22/2016
4.3	Certificate of Elimination of Series A Participating Preferred Stock of the Registrant.		8-K	001-34180	3.1	8/2/2017
4.4	Certificate of Designations of Rights, Preferences and Privileges of Series B-1 Convertible Preferred Stock.		8-K	001-34180	3.6	4/5/2022
4.5	Certificate of Designations of Rights, Preferences and Privileges of Series B-2 Convertible Preferred Stock.		8-K	001-34180	3.7	4/5/2022
4.6	Indenture, dated November 22, 2019, by and between Fluidigm Corporation and U.S. Bank National Association.		8-K	001-34180	4.1	11/22/2019
4.7	Form of 5.25% Convertible Senior Note due 2024.		8-K	001-34180	4.2	11/22/2019

II-4

4.8	Series B-1 Loan Agreement, dated as of January 23, 2022, by and among Fluidigm Corporation, Casdin Partners Master Fund, L.P., and Casdin Private Growth Equity Fund II, L.P.		8-K/A	001-34180	10.1	2/11/2022
4.9	Series B-2 Loan Agreement, dated as of January 23, 2022, by and among Fluidigm Corporation, Viking Global Opportunities Illiquid Investments Sub-Master LP, and Viking Global Opportunities Drawdown (Aggregator) LP.		8-K	001-34180	10.2	1/24/2022
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.	X
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.	X
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.	X
23.3	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included as part of Exhibit 5.1 hereto).	X
24.1	Power of Attorney (included on the signature page to this registration statement).	X
99.1#	SomaLogic, Inc. 2009 Equity Incentive Plan		S-4/A	333-256127	10.8	8/5/2021
99.2#	SomaLogic, Inc. 2017 Equity Incentive Plan		S-4/A	333-256127	10.11	8/5/2021
99.3#	SomaLogic, Inc. 2021 Omnibus Incentive Plan		S-4/A	333-256127	10.1	8/5/2021
99.4#	Form of 2014 Non-Statutory Stock Option Agreement.	X
99.5#	Form of Non-Statutory Stock Option Agreement.	X
107	Filing Fee Table.	X

†                  The schedules and exhibits to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.
#                  Indicates management contract or compensatory plan, contract, or arrangement.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on January 19, 2024.

STANDARD BIOTOOLS INC.

By:	/s/ Michael Egholm, Ph.D.
Michael Egholm, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Standard BioTools Inc., hereby severally constitute and appoint Michael Egholm, Ph.D. and Jeffrey Black and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Michael Egholm, Ph.D.
Michael Egholm	President, Chief Executive Officer and Director (Principal Executive Officer)	January 19, 2024

/s/ Jeffrey Black	Chief Financial Officer
Jeffrey Black	(Principal Financial and Accounting Officer)	January 19, 2024

/s/ Tom Carey	Chairman of the Board of Directors
Tom Carey		January 19, 2024

/s/ Frank Witney, Ph.D.
Frank Witney, Ph.D.	Director	January 19, 2024

/s/ Fenel M. Eloi
Fenel M. Eloi	Director	January 19, 2024

/s/ Troy Cox
Troy Cox	Director	January 19, 2024

/s/ Eli Casdin
Eli Casdin	Director	January 19, 2024

/s/ Kathy Hibbs
Kathy Hibbs	Director	January 19, 2024